UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     September 22, 2005

Abgenix, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-24207	94-3248826
(Commission File Number)	(IRS Employer Identification No.)

6701 Kaiser Drive, Fremont California	94555
(Address of Principal Executive Offices)	(Zip Code)

510-284-6500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On September 22, 2005, the Board of Directors of Abgenix, Inc. (the “Company”) approved amendments to the Amended and Restated Bylaws of Abgenix, Inc. (the “Bylaws”).  These amendments would: eliminate the requirement that, unless the Board of Directors determines otherwise, the annual meeting of stockholders be held on the last Wednesday of May each year; provide that, if a quorum is present, the affirmative vote of a majority of the voting power present or represented by proxy at a stockholder meeting and entitled to vote on a given matter shall be the act of the stockholders with respect to that matter unless a different vote is required by an express provision of law, the certificate of incorporation or the Bylaws; prohibit loans to employees that would violate applicable law; and clarify that if any provision of Article VI, Indemnification of Directors, Officers, Employees and Other Agents, is found to be invalid, it shall not affect the remaining provisions.  A copy of the Amended and Restated Bylaws is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                             Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit No.	Description
99.1	Amended and Restated Bylaws of Abgenix, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABGENIX, INC.

Dated: September 27, 2005	By:	/s/ H. Ward Wolff
H. Ward Wolff
Chief Financial Officer and Senior Vice President, Finance

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Amended and Restated Bylaws of Abgenix, Inc.